                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-41278


            Prospectus Supplement to Prospectus Dated August 1, 2001

                                  $200,000,000

                       GOLDEN WEST FINANCIAL CORPORATION

                     5 1/2% Senior Notes due August 8, 2006

--------------------------------------------------------------------------------

     We will pay interest on the notes on February 8 and August 8 of each year. The first such payment will be made on February 8, 2002. The notes will be issued only in denominations of $1,000 and integral multiples of $1,000.

     The notes are not redeemable prior to maturity. There is no sinking fund for the notes.

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                              PER NOTE       TOTAL
                                                              --------       -----
Initial public offering price...............................   99.530%    $199,060,000
Underwriting discount.......................................    0.500%    $  1,000,000
Proceeds to us, before expenses.............................   99.030%    $198,060,000

     The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from August 8, 2001 and must be paid by the purchaser if the notes are delivered after August 8, 2001.

     The notes are expected to be delivered in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York, on August 8, 2001.

--------------------------------------------------------------------------------

                                LEHMAN BROTHERS

                                 August 1, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT
The Company.................................................  S-3
Use of Proceeds.............................................  S-3
Ratio of Earnings to Fixed Charges..........................  S-3
Description of the Notes....................................  S-4
Underwriting................................................  S-6
Validity of Notes...........................................  S-7
Experts.....................................................  S-7

PROSPECTUS
About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
Uncertainty of Forward-Looking Statements...................    2
Golden West Financial Corporation...........................    2
Use of Proceeds.............................................    3
Ratios of Earnings to Fixed Charges.........................    4
Description of Debt Securities..............................    4
Provisions Applicable to Both Senior and Subordinated Debt
  Securities................................................    4
Provisions Applicable Solely to Senior Debt Securities......    9
Provisions Applicable Solely to Subordinated Debt
  Securities................................................   11
Description of Preferred Stock..............................   14
Plan of Distribution........................................   15
Validity of Securities......................................   16
Experts.....................................................   16

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE ARE OFFERING TO SELL THE NOTES, AND SEEKING OFFERS TO BUY THE NOTES, ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE ONLY AS OF THEIR RESPECTIVE DATES, REGARDLESS OF THE TIME OF THEIR DELIVERY OR ANY SALE OF THE NOTES.

                                  THE COMPANY

     Golden West Financial Corporation, a Delaware corporation, is a savings and loan holding company, the principal business of which is the operation of a savings bank business through its wholly-owned subsidiary, World Savings Bank, FSB ("WSB"). WSB is a federally chartered savings bank, with deposits insured by the Federal Deposit Insurance Corporation.

                                USE OF PROCEEDS

     We will use the net proceeds from the sale of the notes for general corporate purposes. The net proceeds may be contributed to our subsidiaries in the form of equity or subordinated debt and may be used by our subsidiaries to fund their lending operations. Pending a determination of the use of the net proceeds, such proceeds will be invested in short-term obligations.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. Earnings represent income from continuing operations before income taxes, fixed charges, cumulative effect of accounting change and extraordinary items. Fixed charges include interest expense and amortization of debt expense.

                                             SIX MONTHS
                                                ENDED
                                              JUNE 30,             YEAR ENDED DECEMBER 31,
                                            -------------   -------------------------------------
                                            2001    2000    2000    1999    1998    1997    1996
                                            -----   -----   -----   -----   -----   -----   -----
Ratio of earnings to fixed charges:
  Including interest on deposits..........  1.42x   1.37x   1.33x   1.42x   1.37x   1.30x   1.21x
  Excluding interest on deposits..........  1.99x   1.95x   1.76x   2.32x   2.03x   1.79x   1.53x

                            DESCRIPTION OF THE NOTES

     The 5 1/2% notes due August 8, 2006 are a series of senior debt securities as described in the accompanying prospectus. The following description of the particular terms of the notes offered hereby supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus. Capitalized terms used herein and not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus or in the senior debt indenture referred to in this prospectus supplement.

GENERAL

     The notes will be issued under a senior debt indenture, dated as of August 8, 2001, between Golden West and Bankers Trust Company, as trustee, which is more fully described in the accompanying prospectus. We will issue the notes as unsecured obligations in an initial aggregate principal amount of $200,000,000. The notes will mature on August 8, 2006 and will be issued only in registered form in denominations of $1,000 and integral multiples of $1,000.

     The notes will bear interest at the annual rate of 5 1/2% from August 8, 2001, or the most recent interest payment date to which interest has been paid or provided for, payable semi-annually on February 8 and August 8 of each year, commencing February 8, 2002, to the persons in whose names the notes are registered at the close of business on the January 24 or July 24 preceding the respective interest payment date.

     The notes will not be subject to any sinking fund.

     Neither the senior debt indenture nor the notes restrict our subsidiaries from incurring indebtedness. Holders of the notes will effectively have a junior position to claims of creditors of our subsidiaries.

     So long as the notes are represented by a global certificate, the interest payable on the notes will be paid to Cede & Co., the nominee of The Depository Trust Company, or DTC, as depository, or its registered assigns as the registered owner of the global certificate, by wire transfer of immediately available funds on each of the applicable interest payment dates, not later than 2:30 p.m. Eastern Standard Time. If the notes are no longer represented by a global certificate, payment of interest may, at our option, be made by check mailed to the address of the person entitled to payment. No service charge will be made for any transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The notes constitute a separate series of senior debt securities under the senior debt indenture, initially limited to $200,000,000 in aggregate principal amount. We may, without the consent of the holders of the notes, "reopen" the series and issue additional notes of the same series, having the same ranking and the same interest rate, maturity and other terms, as the notes. The notes offered by this prospectus supplement and any additional such notes we may issue in the future will constitute a single series of senior debt securities under the senior debt indenture.

BOOK-ENTRY, DELIVERY AND FORM

     The notes will be represented by global notes that will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., the nominee of DTC.

     DTC has advised us and Lehman Brothers Inc. as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers (including Lehman Brothers Inc.), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others, such as banks, securities brokers and dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Purchases of interests in the notes under DTC's system must be made by or through direct participants, which will receive a credit for such interests on DTC's records. The ownership interest of each actual purchaser of interests in the notes, known as a beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except as described below.

     To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the interest in the notes. DTC's records reflect only the identity of the direct participants to whose accounts interests in the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts interests in the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

     Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from the trustee or the Company on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee, us or our paying agent. Disbursement of payments to direct participants shall be the responsibility of DTC, and disbursement of payments to the beneficial owners shall be the responsibility of direct and indirect participants.

     DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our paying agent. Under such circumstances, in the event that a successor depository is not obtained, certificated notes will be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC or a successor depository. In that event, certificated notes will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     The global notes will be exchangeable for notes in certificated registered form of like tenor and of an equal aggregate principal amount only if:

          (a) DTC notifies us that it is unwilling or unable to continue as depository for the global notes or at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, if so required by law, and we have not appointed a successor depository within 90 days;

          (b) we determine, in our sole discretion, that the global notes will be exchangeable for notes in certificated registered form; or

          (c) an event of default (as defined in the accompanying prospectus) occurs with respect to the notes.

     Any global note that is exchangeable pursuant to the preceding sentence will be exchangeable for notes registered in the name or names of such person or persons as DTC shall instruct the trustee. It is expected that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

                                  UNDERWRITING

     We have entered into an underwriting agreement with respect to the notes with Lehman Brothers Inc. as the underwriter for the offering. Subject to certain conditions, Lehman Brothers Inc. has agreed to purchase the entire principal amount of notes.

     Notes sold by Lehman Brothers Inc. to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by Lehman Brothers Inc. to securities dealers may be sold at a discount from the initial public offering price of up to 0.300% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from Lehman Brothers Inc. to certain other brokers or dealers at a discount from the initial public offering price of up to 0.150% of the principal amount of the notes. If all the notes are not sold at the initial public offering price, Lehman Brothers Inc. may change the offering price and the other selling terms.

     The notes are a new issue of securities with no established trading market. Lehman Brothers Inc. has advised us that it intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

     In connection with the offering, Lehman Brothers Inc. may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by Lehman Brothers Inc. of a greater number of notes than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

     These activities by Lehman Brothers Inc. may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by Lehman Brothers Inc. at any time. These transactions may be effected in the over-the-counter market or otherwise.

     We estimate that our share of the total expenses of the-offering, excluding underwriting discounts and commissions, will be approximately $175,000.

     We have agreed to indemnify Lehman Brothers Inc. against certain liabilities, including liabilities under the Securities Act of 1933.

     In the ordinary course of business, Lehman Brothers Inc. and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and/or other financial services to us and our subsidiaries for which they have received, and may in the future receive, compensation.

                               VALIDITY OF NOTES

     The validity of the notes offered by this prospectus supplement and certain other legal matters will be passed upon for Golden West by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Sidley Austin Brown & Wood LLP, San Francisco, California, will act as counsel for Lehman Brothers Inc.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus supplement by reference from Golden West's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

                                 $1,000,000,000

                       GOLDEN WEST FINANCIAL CORPORATION

                                Debt Securities

                                Preferred Stock

                           -------------------------

     Golden West Financial Corporation may offer and sell, from time to time:

     - unsecured senior and subordinated debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness; and

     - shares of preferred stock in one or more series.

     The aggregate initial offering price of all of the securities that may be sold pursuant to this prospectus will not exceed $1,000,000,000 or, if applicable, an equivalent amount in any other currency. We will provide the specific terms of the securities to be sold by us in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

                           -------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

                    This Prospectus is dated August 1, 2001

                               TABLE OF CONTENTS

About This Prospectus.......................................    1
Where You Can Find More Information.........................    1
Uncertainty Of Forward-Looking Statements...................    2
Golden West Financial Corporation...........................    2
Use Of Proceeds.............................................    3
Ratios Of Earnings To Fixed Charges.........................    4
Description Of Debt Securities..............................    4
Provisions Applicable To Both Senior And Subordinated Debt
  Securities................................................    4
  General...................................................    4
  Absence of Restrictive Covenants and Event Risk Provisions
     With Respect to Debt Securities........................    6
  Consolidation, Merger And Sale Of Assets..................    6
  Events of Default.........................................    6
  Modification and Waiver...................................    7
  Defeasance and Covenant Defeasance; Satisfaction and
     Discharge..............................................    8
  Concerning the Trustee....................................    9
  Governing Law.............................................    9
Provisions Applicable Solely To Senior Debt Securities......    9
  General...................................................    9
  Events of Default.........................................    9
  Senior Indenture Covenants................................   10
Provisions Applicable Solely To Subordinated Debt
  Securities................................................   11
  Subordination.............................................   11
  Capital Securities........................................   12
  Common Stock..............................................   13
  Perpetual Preferred Stock.................................   13
  Events of Default.........................................   13
Description Of Preferred Stock..............................   14
Plan Of Distribution........................................   15
Validity Of Securities......................................   16
Experts.....................................................   16

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     In this prospectus, references to "Golden West," "the Company," "we," "us," and "our" mean Golden West Financial Corporation.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available at the offices of the New York and Pacific Stock Exchanges.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities described in this prospectus.

     - Our Annual Report on Form 10-K for the year ended December 31, 2000.

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     - Our Reports on Form 8-K dated January 11, 2001, May 8, 2001 and July 26, 2001.

     You may request a copy of these filings from us at no cost (other than an exhibit to a filing) by telephoning or writing us at the following address:

     Golden West Financial Corporation
     Attn: William Nunan
     1901 Harrison Street
     Oakland, California 94612
     Phone: 510-446-3614

     You should rely only on the information incorporated by reference or provided by us in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

     This prospectus, and the documents incorporated by reference in this prospectus, contain various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. When used in this document, words such as "anticipate," "estimate," "project," and "expect" are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Golden West's results of operations and financial condition are:

     - competitive practices in the financial services industries;

     - operational and systems risks;

     - general economic and capital market conditions, including fluctuations in interest rates;

     - economic and capital market conditions in certain geographic areas, particularly in California; and

     - the impact of current and future laws and governmental regulations affecting the financial services industry in general and Golden West's operations in particular.

                       GOLDEN WEST FINANCIAL CORPORATION

     Golden West Financial Corporation, a Delaware corporation, is a savings and loan holding company, the principal business of which is the operation of a savings bank business through its wholly-owned subsidiary, World Savings Bank, FSB ("WSB"). WSB is a federally chartered savings bank, with deposits insured by the Federal Deposit Insurance Corporation. At June 30, 2001, Golden West operated 121 savings branches in California, 41 in Florida, 36 in Colorado, 23 in Texas, 15 in Arizona, 11 in New Jersey, eight in Kansas, five in Illinois, and two in Nevada.

     Our principal business, conducted principally through WSB, consists of attracting funds, primarily in the form of savings deposits from the general public, and investing those funds in loans and securities secured by liens on residential and other real estate. At June 30, 2001, Golden West had total assets of $57 billion and its deposits totaled $31 billion. Our operating results depend primarily upon the difference between (i) revenues from loans and investments and (ii) expenses incurred in obtaining investment funds (including interest paid on deposit accounts and on Federal Home Loan Bank advances and other borrowings) and general operating expenses. As a financial intermediary, we seek to control our exposure to general interest rate changes by matching, to the extent feasible, the maturities of our sources of funds with the maturities of our investments and by increasing the interest rate sensitivity of our loan portfolio. We also seek to control general and administrative expenses through a program of strict cost control and to limit loan loss exposure by concentrating our lending activities in residential properties and emphasizing traditional appraisal and loan underwriting practices. At June 30, 2001, our loan portfolio was $54 billion, of which 94% consisted of adjustable rate mortgages and 6% consisted of fixed-rate mortgages.

     We and our subsidiaries are subject to extensive examination, supervision and regulation by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Applicable regulations govern, among other things, our lending and investment powers, the types of accounts we are permitted to offer, the types of business in which we may engage, and requirements for regulatory capital. We are also subject to regulations of the Board of Governors of the Federal Reserve System with respect to required reserves and certain other matters.

     Golden West is a legal entity separate and distinct from our subsidiaries. The principal source of Golden West's cash flow on an unconsolidated basis has been dividends from its subsidiaries, interest on investments and proceeds from the issuance of debt and equity securities. Various statutory and regulatory restrictions and tax considerations, however, limit directly or indirectly the amount of dividends our subsidiaries can pay. See our Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated herein by reference. Various statutory and regulatory restrictions also restrict our subsidiaries from making investments in, or loans to, us.

     In addition, because we are a holding company, the rights of our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the claims of the subsidiary's creditors, which will take priority except to the extent that we may be a creditor with recognized claims against the subsidiary. In the event of the appointment of a receiver of a federally chartered savings bank, such as WSB, based upon the failure of the savings bank to meet certain minimum capital requirements or the existence of certain other conditions, the Federal Deposit Insurance Act recognizes a priority in favor of holders of withdrawable deposits (including the FDIC subrogee or transferee) over general creditors (including holders of debt of WSB). Thus, in the event of a liquidation of WSB or a similar event, claims for deposits would have a priority over claims of holders of debt.

     In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. Among other things, FDICIA requires a savings bank which does not meet any one of its capital requirements to submit a capital restoration plan for improving its capital to the OTS. The holding company of a savings bank must guarantee that the savings bank will meet its capital restoration plan, subject to certain limitations. If that guarantee were deemed to be a commitment to maintain capital under the federal Bankruptcy Code, a claim under that guarantee in a bankruptcy proceeding involving the holding company would be entitled to a priority over third party creditors of the holding company.

     Our principal executive office is located at 1901 Harrison Street, Oakland, California 94612, and the telephone number is (510) 446-3420.

                                USE OF PROCEEDS

     Except as may otherwise be described in any prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities will be used by Golden West for general corporate purposes. The net proceeds may be contributed to our subsidiaries in the form of equity or subordinated debt and may be used by our subsidiaries to fund their lending operations. Pending a determination of the use of the net proceeds, such proceeds will be invested in short-term obligations.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth Golden West's consolidated ratios of earnings to fixed charges for the periods shown. Earnings represent income from continuing operations before income taxes, fixed charges, cumulative effect of accounting change and extraordinary items. Fixed charges include interest expense and amortization of debt expense.

                                             SIX MONTHS
                                                ENDED
                                              JUNE 30,             YEAR ENDED DECEMBER 31,
                                            -------------   -------------------------------------
                                            2001    2000    2000    1999    1998    1997    1996
                                            -----   -----   -----   -----   -----   -----   -----
Ratio of earnings to fixed charges:
  Including interest on deposits..........  1.42x   1.37x   1.33x   1.42x   1.37x   1.30x   1.21x
  Excluding interest on deposits..........  1.99x   1.95x   1.76x   2.32x   2.03x   1.79x   1.53x

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will constitute either senior or subordinated debt of Golden West. Senior debt securities will be issued under a senior debt indenture between Golden West and an entity identified in the applicable prospectus supplement, as trustee. Likewise, subordinated debt securities will be issued under a subordinated debt indenture between Golden West and an entity identified in the applicable prospectus supplement, as trustee. The senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the indentures.

     The following description is a summary of selected provisions relating to the debt securities and the indenture. The summary is not complete. We have filed a form of the subordinated debt indenture and a form of the senior debt indenture as exhibits to the registration statements of which this prospectus is a part. You should not rely on this summary, because the indentures and not this summary define your rights as a holder of the debt securities. When debt securities are offered in the future, a prospectus supplement will explain the particular terms of those debt securities and the extent to which these general provisions may apply.

                    PROVISIONS APPLICABLE TO BOTH SENIOR AND
                          SUBORDINATED DEBT SECURITIES

     General. The debt securities will represent our unsecured senior or subordinated obligations and may be issued from time to time in one or more series. The indentures do not limit the amount of debt securities, debentures, notes or other types of indebtedness that we or any of our subsidiaries may issue nor do they restrict transactions between us and our affiliates or the payment of dividends or other distributions by us to our stockholders. In addition, other than as may be set forth herein or in any prospectus supplement, the indentures and the debt securities will not contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control or a highly leveraged transaction involving Golden West.

     A prospectus supplement and either a supplemental indenture or an officer's certificate relating to any series of debt securities offered by Golden West will include specific terms relating to the offering. These terms will include some or all of the following:

     - the title and classification of the debt securities;

     - any terms by which the principal of the subordinated debt securities will be exchangeable for common stock or perpetual preferred stock (collectively "Capital Securities") and any covenant pursuant to which the proceeds of sales of Capital Securities shall be designated on our books as available for the payment of any of the principal of the subordinated debt securities (the "Available Funds");

     - any limit on the total principal amount of the debt securities;

     - the price or prices at which the debt securities will be issued;

     - the dates on which the debt securities will mature;

     - the interest rate or the method for determining the interest rate that the debt securities will bear and the date from which any interest will accrue;

     - the interest payment dates for the debt securities;

     - any mandatory or optional sinking fund or analogous provisions;

     - the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

     - any mandatory or optional redemption periods and prices;

     - the denominations in which we will issue the debt securities;

     - the currency or currencies in which we will pay principal, premium and interest on the debt securities;

     - the portion of the principal amount of the debt securities, if other than 100% of the principal amount thereof, payable upon acceleration of maturity thereof;

     - the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

     - if the Company has elected not to apply the defeasance section of the indenture to the debt securities;

     - whether the debt securities will be issued in the form of a "global security", and if so, the depositary for that security or securities and information with respect to book-entry procedures;

     - any covenants of Golden West with respect to a series of debt securities; and

     - any other terms of the debt securities.

     Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in registered form without coupons.

     Unless otherwise indicated in the prospectus supplement applicable to any series of debt securities, we will be entitled to "reopen" that series and issue additional debt securities of that series from time to time without the consent of the holders of the outstanding debt securities of that series.

     A prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the subordinated debt securities.

     We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the special United States federal income tax considerations, if any, applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities offered exclusively to foreigners or denominated in a foreign currency.

     We may structure one or more series of subordinated debt securities so that they qualify as capital under federal regulations applicable to savings and loan holding companies. We may adopt this structure whether or not those regulations may be applicable to Golden West at the time of issuance. The principal amount of those series of subordinated debt securities will be payable only with Available Funds or will be exchangeable for common or perpetual preferred stock. See "Provisions Applicable Solely to Subordinated Debt Securities -- Capital Securities."

     The debt securities will represent our general unsecured obligations. Since we are a holding company, our ability to meet our obligations under the indentures and the debt securities will be dependent on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or to advance funds to us.

     Absence of Restrictive Covenants and Event Risk Provisions With Respect to Debt Securities. Unless and to the extent otherwise specified in this prospectus or in the attached prospectus supplement, the indentures do not:

     - restrict the Company from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property (including, in the case of the subordinated debt indenture, capital stock of subsidiaries) for any purpose, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock or, in the case of the subordinated debt indenture, from disposing of capital stock of subsidiaries;

     - require the maintenance of any financial ratios or specified levels of net worth or liquidity; or

     - contain any provisions which would require that the Company repurchase or redeem or otherwise modify the terms of any of its debt securities upon a change in control or other events involving the Company which may adversely affect our creditworthiness.

     Consolidation, Merger and Sale of Assets. We may consolidate with, merge into, or sell, assign, lease, convey or otherwise transfer our assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia without the consent of the holders of any of the outstanding debt securities under either indenture. However, certain conditions must be met, including that any successor person must assume our obligations on the debt securities and under the indentures and no event of default shall occur and be continuing. Upon the consummation of any such transaction, the predecessor person (except in the case of a lease) shall be released from all of its obligations under the debt securities and the indentures.

     Events of Default. If an event of default under either indenture shall have occurred and is continuing with respect to debt securities of any series, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice may declare the principal amount (or, if the outstanding debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the outstanding debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration.

     The indentures provide that the trustee, within 90 days after the occurrence of a default with respect to any series of debt securities, shall give to the holders of debt securities of that series notice of all uncured defaults known to it. However, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, on any debt security or in the payment of any sinking fund installment, the trustee shall be protected in withholding that notice if it in good faith determines that the withholding of that notice is in the interest of the holders of debt securities.

     We will be required to file with the trustee annually a written statement as to the fulfillment of our obligations under the indentures. The indentures provide that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indentures at the request or direction of any of the holders of the debt securities of any series, unless those holders offer the trustee security or indemnity reasonably satisfactory to the trustee. Subject to applicable law and certain provisions of the indentures, including the indemnity requirement, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

     Modification and Waiver. We may enter into modifications and amendments with the trustee under either indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by that modification or amendment. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

     - change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

     - reduce the principal amount of any debt security or the rate of interest thereon or any premium payable thereon or, in the case of the subordinated debt indenture, impair the right, if any, to the delivery of Capital Securities;

     - change any obligation of the Company to pay additional amounts;

     - reduce the amount of the principal of an original issue discount security payable upon acceleration of the maturity thereof;

     - change the coin or currency in which any debt security or any premium or interest thereon is payable;

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption or repayment, on or after the applicable redemption date or repayment date, as the case may be;

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults;

     - reduce the requirements contained in such indenture for quorum or voting at a meeting of holders;

     - change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such indenture;

     - in the case of the subordinated indenture, modify the terms of the subordinated debt indenture relating to subordination in a manner adverse to the holders of subordinated debt securities issued under the subordinated debt indenture;

     - adversely affect the right of repayment, if any, of the debt securities at the option of the holders thereof; or

     - modify any of the above provisions or the provisions of the applicable indenture relating to waiver of compliance with certain provisions of such indenture or for the waiver of certain defaults, except to increase any such percentage or to provide that certain other provisions of that indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby, subject to specified exceptions.

     The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default in:

     - the payment of principal of (or premium, if any) or any interest on any debt security of that series; and

     - respect of a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected.

     Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

     - the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof; and

     - the principal amount of a debt security denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined as of the date of original issuance of that debt security by the Company in good faith, of the principal amount of such debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined as of the date of original issuance of such debt security, of the amount determined as provided in the preceding bullet point); and

     - except as specified in the applicable indenture, debt securities owned by the Company or any other obligor upon the debt securities or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding.

     Defeasance and Covenant Defeasance; Satisfaction and Discharge. Each indenture provides, unless we elect otherwise pursuant to Section 301 of the applicable indenture with respect to the debt securities of any series thereunder, that we may elect to defease and be discharged from all of our obligations with respect to the debt securities, except for a limited number of provisions of the applicable indenture which will survive defeasance. To effect that defeasance, the indentures require that we deposit with the trustee, in trust for that purpose, money sufficient to pay the principal of and any premium and interest on the debt securities of that series, and any mandatory sinking fund or analogous payments, on the applicable scheduled due dates and, if the debt securities of that series are subject to repayment at the option of the holders, any amounts that may be payable at the option of a holder on the applicable due date. We may also deposit with the trustee U.S. government obligations that provide for payments sufficient to make the defeasance payments described above. We may defease the debt securities of any series only if, among other things, we deliver to the trustee an opinion of counsel to the effect that the holders of those debt securities will not recognize income, gain or loss for federal income tax purposes as a result of that defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred. That opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the applicable indenture. The prospectus supplement may further describe the provisions, if any, permitting defeasance with respect to the debt securities of a particular series.

     In addition, we may elect to be released from our covenants with respect to the pledge or sale of capital stock of the World Subsidiaries (as defined below), as described herein under "Provisions Applicable Solely to Senior Debt Securities -- Senior Indenture Covenants," by taking measures similar to those described in the foregoing paragraph with respect to senior debt securities of all series outstanding.

     Each indenture also provides that the indenture will, at our request, cease to be of further effect, except for a limited number of provisions that will survive, when:

     - all debt securities issued under that indenture have been delivered to the trustee for cancellation, subject to exceptions, or have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year;

     - we have deposited with the trustee, in trust, an amount sufficient to pay the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation to the date of that deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date of those debt securities, as the case may be; and

     - we have satisfied other conditions provided in that indenture.

     Concerning the Trustee. The trustee under either indenture may from time to time make loans to us and our subsidiaries and perform other services for us and our subsidiaries in the normal course of its business. Either trustee may be deemed to have a conflicting interest and may be required to resign as trustee if at the time of a default under the applicable indenture the trustee is a creditor of ours.

     Governing Law. The indentures and the debt securities are governed by, and construed in accordance with, the laws of the State of California, except that the rights, duties, privileges and immunities of the trustee are governed by the laws of the State of New York.

             PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

     General. We may issue senior debt securities under the senior debt indenture. As to the right of payment of principal (and any premium) and interest, each series of senior debt securities will rank equally with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued under the subordinated debt indenture. Except as may be described in this prospectus or the accompanying prospectus supplement, the indentures do not contain any covenants specifically designed to protect holders of the debt securities against a reduction in the creditworthiness of the Company in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the senior debt securities.

     Events of Default. The senior indenture defines an event of default with respect to any series of debt securities thereunder as being any of the following:

     - default in the payment of any interest on any senior debt security of that series when due and payable, and continuance of that default for a period of 30 days; or

     - default in the payment of any principal of or any premium on any senior debt security of that series at maturity; or

     - default in the deposit of any sinking fund payment, when and as due by the terms of senior debt securities of that series; or

     - default in the performance, or breach, of any covenant or warranty of the Company in the senior debt indenture (other than any covenant or warranty otherwise dealt with in this section or included solely for the benefit of one or more other series of senior debt securities), and continuance of that default or breach for a period of 60 days after the trustee or holders of not less than 25% in principal amount of the outstanding senior debt securities of that series have given written notice to the Company; or

     - a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any World Subsidiary (as defined below) for borrowed money (including the senior debt indenture with respect to any other series of senior debt securities issued thereunder) shall happen and shall result in such indebtedness in an aggregate principal amount in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and that acceleration shall not be rescinded or annulled and that indebtedness shall not be discharged within a period of 30 days after the trustee or holders of not less than 25% in principal amount of the outstanding senior debt securities of that series have given written notice to the Company; or

     - certain events of bankruptcy, insolvency or reorganization involving the Company or a World Subsidiary (as defined below).

     Senior Indenture Covenants. Subject to certain exceptions, so long as any of the senior debt securities are outstanding, we will not, nor will we permit WSB or its wholly-owned subsidiary, World Savings Bank, FSB (Texas) (together with WSB and their respective successors, the "World Subsidiaries") to, sell or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of those subsidiaries, nor will we permit those subsidiaries to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of those subsidiaries (other than sales of directors' qualifying shares) unless we will own, directly or indirectly, at least 80% of the issued and outstanding voting stock of each of the World Subsidiaries after giving effect to that transaction. The covenant described in the preceding sentence does not apply to any transaction of the type described above under "Provisions Applicable to Both Senior and Subordinated Debt Securities -- Consolidation, Merger and Sale of Assets." Furthermore, we will not permit those subsidiaries to:

          (1) merge or consolidate with or into any corporation or other person, unless the surviving corporation or person is Golden West, or unless at least 80% of the surviving corporation's issued and outstanding voting stock is owned, directly or indirectly, by us; or

          (2) lease, sell, assign or transfer all or substantially all of its properties and assets to any corporation or other person (other than Golden
     West), unless at least 80% of the issued and outstanding voting stock of that corporation or other person is owned, directly or indirectly, by us.

     However, we may agree to any such merger or consolidation or sale, lease, assignment or transfer of securities or properties and assets if it is required as a condition imposed by any law or any rule, regulation or order of any governmental agency or authority to the acquisition by the Company of another entity, provided certain conditions specified in the Indenture are satisfied. Likewise, these covenants do not prohibit us or the World Subsidiaries from selling or transferring assets pursuant to any securitization transaction.

     Furthermore, for so long as any of the senior debt securities are outstanding, we will not, nor will we permit the World Subsidiaries to, incur debt secured by any shares of voting stock of the World Subsidiaries (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of that voting stock) without making effective provision for securing the senior debt securities of all series equally and ratably with that secured debt. However, this covenant will not apply to the extent that we continue to own at least 80% of the issued and outstanding voting stock of each of the World Subsidiaries (treating that encumbrance as a transfer of those shares to the secured party).

     Under the senior debt indenture, the holders of a majority in principal amount of the outstanding senior debt securities of any series may waive compliance, insofar as it pertains to the debt securities of that series, with the covenants described under this subsection "Senior Indenture Covenants."

          PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

     Subordination. The payment of principal, premium, if any, and interest in respect of the subordinated debt securities is expressly subordinated, to the extent set forth in the subordinated debt indenture, to all Senior Indebtedness (as defined below) which may at any time and from time to time be outstanding.

     As used in the subordinated debt indenture, "Senior Indebtedness" means all Debt of Golden West, except Subordinated Indebtedness and Junior Subordinated Indebtedness. "Debt" of any person means the principal of and premium, if any, and interest on the following:

     - all indebtedness of that person (including indebtedness of others guaranteed by that person), whether outstanding on the date of the subordinated debt indenture or thereafter created, incurred or assumed, which is (A) for money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

     - obligations of, or any such obligations guaranteed by, that person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which that person is a party;

     - obligations of that person under letters of credit;

     - any indebtedness of that person under, or other obligations of that person to make payment pursuant to, the terms of commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates; and

     - amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation.

     "Subordinated Indebtedness" is defined in the subordinated debt indenture as all Debt of the Company, other than Junior Subordinated Indebtedness, which is subordinate and junior in right with respect to the general assets of the Company to Senior Indebtedness and includes (A) the subordinated debt securities issued under the subordinated debt indenture, (B) any Debt on a parity with any of the subordinated debt securities issued under the subordinated debt indenture and (C) subordinated debt of the Company issued prior to January 5, 1993 (the "Prior Subordinated Indebtedness"). "Junior Subordinated Indebtedness" is defined in the subordinated debt indenture as all Debt of the Company which is subordinate and junior in right with respect to general assets of the Company to all other Debt of the Company (including, without limitation, Senior Indebtedness and Subordinated Indebtedness). The definition of senior indebtedness with respect to Prior Subordinated Indebtedness of Golden West includes only indebtedness of or guaranteed by Golden West for borrowed money or evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind and obligations of Golden West as lessee (as described in the second bullet point above under the definition of "Debt"), other than obligations ranking on a parity with or junior to such Prior Subordinated Indebtedness. Thus, "Senior Indebtedness" as defined in the subordinated debt indenture, encompasses a broader range of instruments and obligations than senior indebtedness as defined with respect to such Prior Subordinated Indebtedness. As a result of this difference, the holders of subordinated debt securities offered hereby could be subordinated to greater amounts of senior indebtedness of the Company than holders of our Prior Subordinated Indebtedness and, under the circumstances described in the following two paragraphs, holders of subordinated debt securities offered hereby may receive less, ratably, than holders of our Prior Subordinated Indebtedness. As of June 30, 2001, Golden West, on an unconsolidated basis, had outstanding $600,000,000 aggregate principal amount of Subordinated Indebtedness, all of which constitutes Prior Subordinated Indebtedness. The subordinated debt indenture does not limit the amount of our Senior Indebtedness.

     In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets (except pursuant to the provisions of the subordinated debt indenture described above under "Provisions Applicable to Both Senior and Subordinated Debt Securities -- Consolidation, Merger and Sale of Assets"), dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the subordinated debt securities offered hereby unless and until all Senior Indebtedness shall have been paid in full together with all interest thereon and all other amounts payable in respect thereof.

     The subordinated debt indenture also states that, in the event of any default in the payment of any Senior Indebtedness and during the continuance of any such default, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the subordinated debt securities.

     The prospectus supplement respecting any series of subordinated debt securities will set forth any subordination provisions applicable to that series in addition to or different from those described above.

     By reason of such subordination, in the event of our insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the subordinated debt securities.

     Capital Securities. The Company may issue a series of subordinated debt securities that are structured such that they are payable at maturity only by exchange for, or from designated proceeds from the sale of, common stock or perpetual preferred stock of the Company (the "Capital Securities"). Unless otherwise provided in the prospectus supplement, whenever subordinated debt securities are exchangeable for Capital Securities, the Company will be obligated to deliver Capital Securities with a Market Value (as defined below) equal to the excess, if any, of (i) the outstanding principal amount of those subordinated debt securities over (ii) the principal amount of those subordinated debt securities to be repaid in cash out of Available Funds (as defined in the subordinated debt indenture). In addition, the Company will unconditionally undertake to sell the Capital Securities in a sale (the "Secondary Offering") on behalf of any holders who elect to receive cash for the Capital Securities. The Company will bear all expenses of the Secondary Offering, including underwriting discounts and commissions. If the Company fails to effect the Secondary Offering, it will deliver to the holders of subordinated debt securities Capital Securities, and not cash, upon exchange of the subordinated debt securities. The "Market Value" of any Capital Securities means their sale price in the Secondary Offering. If the Company does not effect the Secondary Offering, the Market Value of those Capital Securities shall be the average of their fair value when exchanged as determined by three independent nationally recognized investment banking firms selected by the Company.

     Common Stock. Subject to any prior rights of the preferred stock, if any, of the Company then outstanding, holders of the Company's common stock are entitled to receive those dividends as are declared by the Board of Directors out of funds legally available therefor. Subject to the rights of the holders of the preferred stock, if any, in the event of liquidation of the Company, the holders of the common stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Subject to the rights, if any, of the holders of shares of preferred stock, if any, all voting rights are vested in the holders of shares of common stock, each share being entitled to one vote. Stockholder action (including the election of directors) may be taken without a meeting by the written consent of the holders of not less than a majority (or such other percentage as may be required by law or the Company's Certificate of Incorporation) of the stock entitled to vote. Holders of common stock do not have any right to subscribe to any additional securities which may be issued by the Company.

     At June 30, 2001, the Company had 200,000,000 authorized shares of common stock, $0.10 par value, of which 158,876,757 shares were outstanding.

     Perpetual Preferred Stock. The Company may select any perpetual preferred stock as Capital Securities to be exchanged for subordinated debt securities or to be sold and the proceeds of that sale designated on the books of the Company as Available Funds. "Perpetual preferred stock" is any preferred stock that is not mandatorily, or at the option of the holder, redeemable or repayable, otherwise than in shares of common stock or perpetual preferred stock of another class or series or with the proceeds of the sale of common stock or perpetual preferred stock. Any shares of perpetual preferred stock to be so issued will have such designations, preferences, dividend and other rights, qualifications, limitations and restrictions as may be determined by the Company and approved by the Board of Directors.

     At June 30, 2001, the Company had 20,000,000 authorized shares of preferred stock, $1.00 par value, of which no shares were outstanding.

     Events of Default. The subordinated debt indenture defines an event of default with respect to any series of subordinated debt securities thereunder only as certain events of bankruptcy, insolvency or reorganization involving the Company.

     The subordinated debt indenture does not provide for any right of acceleration of the payment of principal of the subordinated debt securities of any series upon a default in the payment of principal of (or premium, if any) or interest, if any, on the subordinated debt securities of that series, or in the performance of any covenant or agreement in the subordinated debt indenture or in the terms of the subordinated debt securities of that series. In the event of any default in the payment of the principal of (or premium, if any) or interest, if any, on the subordinated debt securities of that series (including a default in payment at the stated maturity of the subordinated debt securities of that series), the subordinated debt indenture requires that the Company, upon demand of the trustee, pay to the trustee for the benefit of the holders of the subordinated debt securities of that series, the whole amount then due and payable on the subordinated debt securities of that series for principal (and premium, if any) and interest, if any. The subordinated debt indenture provides that if the Company fails to pay that amount forthwith upon demand, the trustee may, among other things, institute a judicial proceeding for the collection thereof. The limitation on the right of acceleration described above reflects a modification from prior subordinated debt securities issued by the Company. Any additional events of default with respect to any series of subordinated debt securities, including any related right of acceleration, will be specified in the prospectus supplement relating to that series.

                         DESCRIPTION OF PREFERRED STOCK

     Under our Certificate of Incorporation, the Board of Directors of the Company may issue up to 20 million shares of preferred stock in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, that may be fixed or designated by the Board of Directors from time to time pursuant to a certificate of designation without any further vote or action by the Company's stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company. Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. We will describe the specific terms of a particular series of preferred stock in a prospectus supplement relating to that series. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the related prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series. The related prospectus supplement will contain a description of certain United States Federal income tax consequences relating to the purchase and ownership of the series of preferred stock described in that prospectus supplement.

     The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series. A prospectus supplement relating to each series will specify the terms of the preferred stock as follows:

     - the maximum number of shares to constitute the series and the distinctive designation thereof;

     - the annual dividend rate, if any, on shares of the series, whether that rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, the conditions for payment of dividends, and whether dividends will be cumulative;

     - the price at and the terms and conditions on which the shares of the series may be redeemed, including the time during which shares of the series may be redeemed and any accumulated dividends thereon that the holders of shares of the series shall be entitled to receive upon the redemption thereof;

     - the liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of the Company;

     - whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of the series, and the terms and provisions relating to the operation of such fund;

     - the terms and conditions, if any, on which the shares of the series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Company or a third party or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

     - the voting rights, if any, of the shares of the series; and

     - any or all other preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof.

                              PLAN OF DISTRIBUTION

     We may sell any of the securities offered hereby in any one or more of the following ways from time to time:

     - through agents;

     - to or through underwriters;

     - through dealers; and

     - directly by us.

     We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     We may designate agents from time to time who will solicit offers to purchase securities from time to time. We will identify any such agent, and any commissions payable by the Company to such agent, in the applicable prospectus supplement. Unless otherwise indicated in that prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

     If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached, and we will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, in the applicable prospectus supplement. If underwriters are utilized in the sale of any securities, the underwriters will acquire the securities for their own account and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Either underwriting syndicates represented by managing underwriters or one or more underwriters directly may offer securities to you. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of that securities will be obligated to purchase all of those securities if any are purchased.

     We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

     If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, the Company will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. We will set forth the name of the dealer and the terms of the transaction in the related prospectus supplement.

     We may solicit offers to purchase securities directly from institutional investors and we may sell securities directly to institutional investors or others. We will describe the terms of any such sales in the related prospectus supplement.

     If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by the Company.

     Agents, underwriters and dealers may be entitled under relevant agreements with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

     Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot assure you as to the liquidity of the trading market for any of the securities.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES

     Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will pass upon the validity of the securities for us and counsel named in the applicable prospectus supplement will pass upon the validity of the securities for any agents, dealers or underwriters.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from Golden West's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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

                                      LOGO

                                  $200,000,000

                       GOLDEN WEST FINANCIAL CORPORATION

                     5 1/2% SENIOR NOTES DUE AUGUST 8, 2006

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                             PROSPECTUS SUPPLEMENT
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                                LEHMAN BROTHERS